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                                                                    Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-91535 and 333-66686 each on Form S-4; Registration Statement No. 333-59446 on Form S-3 and Registration Statements Nos. 2-98168, 33-36082, 33-35379, 33-49898, 33-57606, 33-54785, 33-62805, 333-8811, 333-32059, 333-32463,
33-59675, 333-50953, 333-56921, 333-58517, 333-61615, 333-65367, 333-69115,
333-70977, 333-71069, 333-81759, 333-30150, 333-61938, 333-73350, and 333-92228
each on Form S-8 of PerkinElmer, Inc. of our report dated November 26, 2002 for each of the two years in the period ended December 30, 2001, appearing in this Current Report on Form 8-K of PerkinElmer, Inc.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
November 26, 2002